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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 26, 2005

                         ------------------------------

                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)


                TEXAS                                  1-31447                              74-0694415
    (State or other jurisdiction              (Commission File Number)                     (IRS Employer
          of incorporation)                                                             Identification No.)



                        1111 LOUISIANA
                        HOUSTON, TEXAS                                            77002
           (Address of principal executive offices)                            (Zip Code)

       Registrant's telephone number, including area code: (713) 207-1111

                         ------------------------------

                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
             (Exact name of registrant as specified in its charter)


                TEXAS                                  1-3187                               22-3865106
    (State or other jurisdiction              (Commission File Number)                     (IRS Employer
          of incorporation)                                                             Identification No.)


                        1111 LOUISIANA
                        HOUSTON, TEXAS                                            77002
           (Address of principal executive offices)                            (Zip Code)

       Registrant's telephone number, including area code: (713) 207-1111

                         ------------------------------

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01    OTHER EVENTS.

         On August 26, 2005, a Travis County District Court issued its final judgment on the various appeals taken from the order issued by the Public Utility Commission of Texas (the "PUC") in December 2004 determining the stranded costs and other transition costs due under the Texas electric restructuring law to CenterPoint Energy Houston Electric, LLC ("CEHE"), the electric transmission and distribution subsidiary of CenterPoint Energy, Inc. ("CenterPoint Energy"). The judgment affirmed most aspects of the PUC's order but reversed in favor of CEHE two of the PUC's rulings. The judgment restores approximately $620 million, plus interest, of the $1.7 billion the PUC had disallowed from CenterPoint Energy's initial request.

         CEHE filed its stranded cost true-up request in March 2004, seeking $3.7 billion plus interest related to the restructuring of the Texas electric industry. In December 2004, the PUC issued a final order authorizing CEHE to recover approximately $2.3 billion, which included interest through August 31, 2004. The order also provided for adjustment of the amount to be recovered to include interest on the balance until recovery, a portion of additional excess mitigation credits returned to customers after August 31, 2004 and certain other matters. CEHE and a number of other parties appealed the PUC's decision.

         The judgment on these appeals reversed the PUC decision to prohibit CEHE from recovering $180 million of the excess mitigation credits that CEHE was ordered to make as a result of a stranded cost estimate made by the PUC in 2000 that subsequently proved to be inaccurate. The judgment also reversed the PUC's disallowance of $440 million in transition costs recoverable under the PUC's regulations. Approximately $30 million of additional excess mitigation credits paid after August 2004 through the termination of the excess mitigation credits on April 29, 2005 would be added to these amounts, resulting in a total increased recovery of approximately $650 million, plus interest.

         CenterPoint Energy continues to believe the PUC failed to follow the statute and the applicable regulations in other significant respects and has appealed to correct these errors to the Court of Appeals for the Third District of Texas in Austin. Other parties have 30 days from August 26, 2005 to appeal the judgment. Ultimately, the appeal process is expected to take an additional two years to complete.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         This report includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this report regarding certain amounts to be recovered, the timing of the appeal process and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the ultimate outcome of the true-up proceeding and any legal proceedings related thereto, the timing and impact of future regulatory and legislative decisions and other factors discussed in CenterPoint Energy's and its subsidiaries' Form 10-Ks for the period ended December 31, 2004, Form 10-Qs for the periods ended March 31, 2005 and June 30, 2005, and other filings with the Securities and Exchange Commission.

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CENTERPOINT ENERGY, INC.



Date:  August 29, 2005                  By: /s/ James S. Brian
                                           -------------------------------------
                                           James S. Brian
                                           Senior Vice President and
                                           Chief Accounting Officer

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC



Date:  August 29, 2005                  By: /s/ James S. Brian
                                           -------------------------------------
                                           James S. Brian
                                           Senior Vice President and
                                           Chief Accounting Officer